UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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ISORAY, INC.
(Name of Registrant as Specified in Its Charter)

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January 18, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of IsoRay, Inc. (the “Company”) to be held at the Caleo Resort and Spa, Scottsdale, Arizona, at 1:00 p.m. local time on Tuesday, February 20, 2007.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, we will also report on the operations of the Company, and its subsidiary, IsoRay Medical, Inc. Directors and officers of the Company, and representatives of the Company’s auditor, will be present to respond to appropriate questions from shareholders.

Detailed information concerning our activities and operating performance during the fiscal year ended June 30, 2006 is contained in the Annual Report to Shareholders.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the Annual Meeting. Accordingly, we ask that you please sign, date and return the enclosed proxy card at your earliest convenience.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Roger E. Girard
Roger E. Girard
President, CEO and Chairman of the Board

Enclosure

350 Hills Street, Suite 106
Richland, WA 99354
www.isoray.com

ISORAY, INC.

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

TIME	1:00 p.m., Mountain Standard Time, on Tuesday, February 20, 2007.

PLACE	Caleo Resort and Spa, 4925 N. Scottsdale, Rd., Scottsdale, Arizona 85251

ITEMS OF BUSINESS	1.	To elect seven directors to hold office until the 2008 Annual Meeting of Shareholders;

	2.	To ratify the appointment of DeCoria, Maichel & Teague, P.S. as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2007; and

	3.	To take action on any other business that may properly be considered at the Annual Meeting or any adjournment thereof.

RECORD DATE		You may vote at the Annual Meeting if you were a shareholder of record at the close of business on January 5, 2007.

VOTING BY PROXY		If you cannot attend the Annual Meeting, you may vote your shares by completing and promptly returning the enclosed proxy card in the envelope provided.

ANNUAL REPORT		IsoRay, Inc.’s June 30, 2006 Annual Report on Form 10-KSB, which is not part of the proxy soliciting material, is enclosed.

By Order of the Board of Directors, /s/ David J. Swanberg David J. Swanberg Secretary

This Notice of Annual Meeting, Proxy Statement and accompanying proxy card are being distributed on or about January 18, 2007.

ISORAY, INC.
350 Hills Street, Suite 104
Richland, Washington 99354
____________________

PROXY STATEMENT
Annual Meeting of Shareholders
February 20, 2007

We are providing these proxy materials in connection with the solicitation by the Board of Directors of IsoRay, Inc. (the “Company”) of proxies to be voted at the Company’s Annual Meeting of Shareholders to be held on February 20, 2007 (the “Annual Meeting”), and at any adjournment of the Annual Meeting.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who may vote at the Annual Meeting?

The Board of Directors of the Company (the “Board”) has set January 5, 2007, as the record date for the Annual Meeting. If you were the owner of Company common stock at the close of business on January 5, 2007, you may vote at the Annual Meeting. You are entitled to one vote for each share of common or preferred stock you held on the record date.

What proposals will be voted on at the Annual Meeting?

Two proposals are scheduled to be voted on at the Annual Meeting. The first is the election of seven directors to hold office until the 2008 Annual Meeting of Shareholders. The second is the ratification of the appointment by the Audit Committee of DeCoria, Maichel & Teague, P.S. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.

How many votes are required to approve the proposal?

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock and preferred stock voting together as one class is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, we will use the proposal receiving the greatest number of all votes “for” or “against” and abstentions (including instructions to withhold authority to vote). As of January 5, 2007, there were 16,296,045 shares of common stock and 77,080 shares of preferred stock outstanding.

In voting with regard to the proposal to elect directors (Proposal 1), you may vote in favor of all nominees, withhold your vote as to all nominees or vote in favor of or withhold your vote as to specific nominees. The vote required to approve Proposal 1 is governed by Minnesota law and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, in accordance with Minnesota law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

In voting with regard to the proposal to ratify the Audit Committee’s appointment of the independent registered public accounting firm (Proposal 2), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The vote required to approve the proposal is governed by Minnesota law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore will have the same legal effect as voting against the proposal.

You may either vote “FOR” or “AGAINST” Proposal 2, and “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of directors, your shares will not be voted with respect to the director or directors identified. If you sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each proposal and all director nominees.

Under the rules of the New York and American Stock Exchanges (the “Exchanges”) that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the Exchanges. These votes by brokerage firms are considered as votes cast in determining the outcome of any discretionary proposal. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a “broker non-vote” on the proposal. “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting, but are not considered as votes cast in determining the outcome of any proposal. We believe that Proposals 1 and 2 are discretionary.

As of January 5, 2007, our directors and executive officers held or controlled approximately 915,035 shares of our common stock, constituting approximately 5.62% of the outstanding common stock. As of January 5, 2007, our directors and executive officers did not hold or control any shares of our preferred stock. We believe that these holders will vote all of their shares of common stock in favor of each of the proposals.

How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR” each of the proposals.

Can my shares be voted on matters other than those described in this proxy statement?

  Yes. We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

How do I vote my shares without attending the Annual Meeting?

If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity. To be valid, your proxy card must be received by the Company prior to the start of the Annual Meeting.

How do I vote my shares in person at the Annual Meeting?

If you are a shareholder of record and prefer to vote your shares at the Annual Meeting, you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by proxy card so your vote will be counted even if you later decide not to attend the Annual Meeting.

May shareholders ask questions at the meeting?

Yes. Representatives of the Company will answer shareholders’ questions of general interest at the end of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card.

May I change my vote?

Yes. If you vote by mail, you may later change your vote and revoke your proxy card by:

•	Sending a written statement to that effect to the Secretary of the Company on or before February 13, 2007;

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of seven members. The board has nominated the following seven members for re-election to the board of directors at the 2007 Annual Meeting: Roger E. Girard, David J. Swanberg, Dwight Babcock, Stephen R. Boatwright, Robert Kauffman, Thomas LaVoy and Albert Smith. All seven nominees currently are directors of the Company. If elected as a director at the Annual Meeting, each of the nominees would serve a one-year term expiring at the 2008 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified. There are no family relationships among our directors or our executive officers.

Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the board of directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors or fill the position.

The board of directors unanimously recommends that the shareholders vote “FOR” Proposal No. 1 to elect Roger E. Girard, David J. Swanberg, Dwight Babcock, Stephen R. Boatwright, Robert Kauffman, Thomas LaVoy and Albert Smith as directors for a one year term expiring at the 2008 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

Directors and Executive Officers

Set forth below is certain information as of January 5, 2007 regarding our current directors, nominees for director and executive officers, including biographical information for all nominees for director and our executive officers.

Each of our directors and executive officers took office in July 2005, except for Mr. Babcock and Mr. Smith, who took office on March 31, 2006. Our Board of Directors appoints our officers, and their terms of office are at the discretion of the Board of Directors, except to the extent governed by an employment contract.

Name	Age	Position Held

Roger Girard	63	Chairman, President, CEO (Nominee for Director)
Jonathan Hunt	39	Chief Financial Officer - Treasurer
David Swanberg	50	Executive Vice President - Operations and Corporate Secretary, Director (Nominee for Director)
Robert Kauffman	65	Director (Nominee for Director)
Thomas LaVoy	46	Director (Nominee for Director)
Stephen Boatwright	43	Director (Nominee for Director)
Dwight Babcock	58	Director (Nominee for Director)
Albert Smith	62	Director (Nominee for Director)

Roger Girard - In addition to serving as President, Chairman and CEO for the Company, Mr. Girard is also the CEO, President and Chairman of the Board of IsoRay Medical, Inc., and has served in these positions since the formation of IsoRay Medical, Inc. Mr. Girard was CEO and Chairman of IsoRay’s predecessor company from August of 2003 until October 1, 2004. Mr. Girard has been actively involved in the management and the development of the management team at IsoRay, and his experienced leadership has helped drive IsoRay’s development to date. From June 1998 until August of 2003, Mr. Girard served as President of Strategic Financial Services, a business consulting company based in Seattle, Washington designed to help wealthy individuals and companies with strategic planning and financial strategy. Strategic Financial Services previously provided its services to a medical device company. Mr. Girard served as its sole employee. Mr. Girard also served as the managing partner for the Northwest office of Capital Consortium, another business consulting company based in Seattle, during this time. Capital Consortium employed four people and analyzed business market potential for start-ups and early stage companies. Mr. Girard has knowledge, experience and connections to private, institutional and public sources of capital and is experienced in managing and designing capital structures for business organizations as well as organizing and managing the manufacturing process, distribution, sales, and marketing, based on his 35 years of experience.

Jonathan Hunt - Mr. Hunt has over 10 years of finance and accounting experience, including financial reporting, SEC knowledge, and operational analysis. Before joining IsoRay earlier this year, he was employed by Hypercom Corporation, a global provider of electronic payment solutions and manufacturer of credit card terminals, serving as its Assistant Corporate Controller from 2005 to 2006. His finance background also includes serving as both a Manager and Director of Financial Reporting and a Director of Operational Planning and Analysis for Circle K Corporation and its affiliates from 2000 to 2005 and working for PricewaterhouseCoopers LLP from 1992 to 1999 where his last position held was Business Assurance Manager. Mr. Hunt holds Masters of Accountancy and Bachelor of Science degrees from Brigham Young University and is a Certified Public Accountant.

David Swanberg - Mr. Swanberg has more than 22 years experience in engineering and materials science, nuclear waste and chemical processing, aerospace materials and processes, and environmental technology development and environmental compliance. Beginning in November 1995 and until January 2004, Mr. Swanberg was employed full time as Sr. Chemical/Environmental Engineer for Science Applications International Corporation working on a variety of projects including nuclear waste research and development. Mr. Swanberg joined IsoRay’s predecessor company in March of 1999 on a part-time basis and has held management positions in the IsoRay companies since 2000. Mr. Swanberg began full-time employment with IsoRay in February 2004. He has been instrumental in development of IsoRay’s initial product, the Cs-131 brachytherapy seed, including interfaces with technical, regulatory, and quality assurance requirements. With IsoRay and its predecessor companies, he has managed the development and production of radioactive seeds to support testing to meet NRC and FDA requirements, provided technical guidance for characterization of the IsoRay seed to meet AAPM Task Group 43 protocols, and coordinated production and testing of non-radioactive seeds to conform to ISO standards for brachytherapy devices. He is President of the Nuclear Medicine Research Council. He holds an MS in Chemical Engineering, is a licensed Chemical Engineer, and a certified Level II Radiation Worker.

Robert Kauffman - Mr. Kauffman has served as Chief Executive Officer and Chairman of the Board of Alanco Technologies, Inc. (NASDAQ: ALAN), an Arizona-based information technology company, since July 1, 1998. Mr. Kauffman was formerly President and Chief Executive Officer of NASDAQ-listed Photocomm, Inc., from 1988 until 1997 (since renamed Kyocera Solar, Inc.). Photocomm was the nation’s largest publicly owned manufacturer and marketer of wireless solar electric power systems with annual revenues in excess of $35 million. Prior to Photocomm, Mr. Kauffman was a senior executive of the Atlantic Richfield Company (ARCO) whose varied responsibilities included Senior Vice President of ARCO Solar, Inc., President of ARCO Plastics Company and Vice President of ARCO Chemical Company. Mr. Kauffman earned an M.B.A. in Finance at the Wharton School of the University of Pennsylvania, and holds a B.S. in Chemical Engineering from Lafayette College, Easton, Pennsylvania.

Thomas LaVoy - Mr. LaVoy has served as Chief Financial Officer of SuperShuttle International, Inc., since July 1997 and as Secretary since March 1998. SuperShuttle is one of the largest providers of shuttle services in major cities throughout the West and Southwest regions of the United States. He has also served as a director of Alanco Technologies, Inc. (NASDAQ: ALAN) since 1998. From September 1987 to February 1997, Mr. Lavoy served as Chief Financial Officer of NASDAQ-listed Photocomm, Inc. Mr. Lavoy was a Certified Public Accountant with the firm of KPMG Peat Marwick from 1980 to 1983. Mr. Lavoy has a Bachelor of Science degree in Accounting from St. Cloud University, Minnesota, and is a Certified Public Accountant.

Stephen Boatwright - Mr. Boatwright has been a member of Keller Rohrback, PLC in Phoenix, Arizona since January 2005. From 1997 through January 2005, Mr. Boatwright was a partner at Gammage & Burnham, PLC, also in Phoenix, Arizona. Throughout his career, he has provided legal counsel to both private and public companies in many diverse industries. In recent years, Mr. Boatwright’s legal practice has focused on representing technology, biotechnology, life science and medical device companies for their securities, corporate and intellectual property licensing needs. Mr. Boatwright earned both a J.D. and an M.B.A. from the University of Texas at Austin, and holds a B.A. in Philosophy from Wheaton College.

Dwight Babcock - Mr. Babcock has served as Chairman and Chief Executive Officer of Apex Data Systems, Inc. an information technology company, since 1975. Apex Data Systems automates the administration and claims adjudication needs of insurance companies both nationally and internationally. Mr. Babcock was formerly President and CEO of Babcock Insurance Corporation (BIC) from 1974 until 1985. BIC was a nationally recognized Third Party Administrator operating within 35 states. Mr. Babcock has knowledge and experience in the equity arena and has participated in various activities within the venture capital, private and institutional capital markets. Mr. Babcock studied marketing and economics at the University of Arizona where he currently serves on the University of Arizona Astronomy Board.

Albert Smith - Mr. Smith was the co-founder of and served as Vice Chairman of CSI Leasing, Inc., a private computer leasing company from 1972 until March 2005. He founded Extreme Video, LLC a private video conferencing company in Scottsdale, Arizona in December 2005 where he presently serves as CEO and President. Mr. Smith presently serves as a director for Center for Arizona Policy (Scottsdale) and Doulos Ministries (Denver). Mr. Smith has extensive experience in marketing and sales having managed a national sales force of over fifty people while at CSI Leasing, Inc. Mr. Smith has a BS in Business Administration from Ferris State College.

Significant Employees

Certain significant employees of our subsidiary, IsoRay Medical, Inc., and their respective ages as of the date of this Prospectus are set forth in the table below. Also provided is a brief description of the experience of each significant employee during the past five years.

Name	Age	Position Held
Lori Woods	44	Vice President
Lane Bray	78	Chemist
Garrett Brown	43	Chief Technology Officer
Oleg Egorov	36	Director of Radiochemical Development
Lisa Mayfield	37	Director of Operations
Fredric Swindler	59	VP, Regulatory Affairs and Quality Assurance

Lori Woods - Ms. Woods joined the Company in July 2006 and has over 20 years experience in medical device technology and healthcare services. Ms. Woods served as the CEO of Pro-Qura, a medical services company focusing on brachytherapy quality assurance and education, from 2002 until joining the Company. During her tenure at Pro-Qura, Ms. Woods developed its business strategy, expanded its business portfolio in quality assurance beyond prostate brachytherapy into other areas of cancer, and increased funding by 50%. Prior to this, she served as the Vice President of Sales at ATI Medical in 2002, Vice President of Sales - West and Vice President of Marketing and Business Development for Imagyn Medical Technologies from 2000 to 2002, Director of Business Development for Seattle Prostate Institute from 1998 to 2000, and Regional Vice President and Regional Manager of Interdent from 1994 to 1998. Ms. Woods holds a Bachelor of Science degree in Business Administration - Marketing from Loma Linda University.

Lane Bray - Mr. Bray is known nationally and internationally as a technical expert in separations, recovery, and purification of isotopes and is a noted authority in the use of cesium and strontium ion exchange for Department of Energy’s West Valley and Hanford nuclear waste cleanup efforts. In 2000, Mr. Bray received the ’Radiation Science and Technology’ award from the American Nuclear Society. Mr. Bray has authored or co-authored over 110 research publications, 12 articles for 9 technical books, and holds 24 U.S. and foreign patents. Mr. Bray patented the USDOE/PNNL process for purifying medical grade Yttrium-90 that was successfully commercialized in 1999. Mr. Bray also recently invented and patented the proprietary isotope separation and purification process that is assigned to IsoRay. Mr. Bray was elected ’Tri-Citian of the Year’ in 1988, nominated for ’Engineer of the Year’ by the American Nuclear Society in 1995, and was elected ’Chemist of the Year for 1997’ by the American Chemical Society, Eastern Washington Section. Mr. Bray retired from the Pacific Northwest National Laboratory in 1998. Since retiring in 1998, Mr. Bray worked part time for PNNL on special projects until devoting all of his efforts to IsoRay in 2004. Mr. Bray has been a Washington State Legislator, a Richland City Councilman, and a Mayor of Richland. Mr. Bray has a B.A. in Chemistry from Lake Forest College.

Garrett Brown - Dr. Brown was Manager of Radiochemistry - Hot Cell Operations for International Isotopes, Inc., a major radiopharmaceutical and medical device startup company, from January 1998 until May 1999 and was instrumental in bringing a new brachytherapy seed implant device to commercialization. Dr. Brown’s responsibilities included hands-on radiological work in fume hoods, glove boxes and remote manipulator hot cells, process definition, research, development, installation, optimization, waste minimization, procedure documentation, facility design and training. Dr. Brown also served as the technical interface to executive management for business development, shipping/receiving, QA/QC, facilities and marketing/sales. Prior to that, Dr. Brown, as a Senior Research Scientist at the Pacific Northwest National Laboratory, was responsible for the weekly production of multi-Curie quantities of medical grade Y-90, and research programs to develop high tech sorbents for separation of Cs-137, Sr-90 and Tc-99 from high-level radioactive wastes stored at the Hanford Nuclear Reservation. From May 1999 to 2003, Dr. Brown was a technical consultant with GNB Technical Consultants. Dr. Brown has co-authored numerous technical publications in the field. Dr. Brown has a Ph.D. in Analytical Chemistry and BS in Chemistry, cum laude. He has served as IsoRay’s Chief Technical Officer since May of 2000. In March 2004, Dr. Brown was certified as a Radiation Safety Officer.

Oleg Egorov - Dr. Egorov is recognized nationally and internationally for his work in radiochemistry, radioanalytical chemistry, analytical chemistry and instrumentation. Prior to joining IsoRay in December of 2005 as Director of Radiochemical Development, Dr. Egorov worked from May 1998 as a Senior Research Scientist at the Pacific Northwest National Laboratory (PNNL). Prior to that time, he served the Environmental Molecular Sciences Laboratory at PNNL as a Graduate Research Fellow, from August 1994 to May 1998, and as a Graduate Research Assistant to the University of Washington’s Center for Process Analytical Chemistry from September 1992 to August 1993. Former positions included a tenure as a Research Engineer at the Department of Radiochemistry at the Moscow State University, Moscow, Russia between September 1998 to August 1992, and Field Chemist at the Institute of Volcanology, at the Russian Academy of Science at Petropavlovsk-Kamchatsky, Russia, during the summers of 1989 and 1990 concurrent to studies that lead to his acquisition of Master of Science in Radiochemistry from the Moscow State University. During his tenure at PNNL, Dr. Egorov had led world-class basic and applied R&D programs directed at new chemistries and instrumentation for automated production of short-lived medical isotopes for the treatment of cancer, automated process monitoring, radionuclide sensors for groundwater monitoring, and laboratory automation. Dr. Egorov pioneered the application of flow-based techniques for automating radiochemical analyses of nuclear wastes, renewable surface sensing and separations, and equilibration-based radionuclide sensing. He has authored/co-authored numerous peer-reviewed publications in these areas, including several book chapters. Dr. Egorov holds four U.S./international patents, three of which have been licensed to industry. Dr. Egorov was a recipient of numerous outstanding performance and key contributor awards. In 2003, Dr. Egorov was nominated for the American Chemical Society Arthur F. Findeis Award for Achievements by a Young Analytical Scientist. In 2004, Dr. Egorov was a recipient of a Federal Laboratory Consortium Award for Excellence in Technology Transfer for “Alpha Particle Immunotherapy for Treating Leukemia and Solid-Tumor Metastases”. Dr. Egorov holds a M.S. in Radiochemistry from Moscow State University, Moscow, Russia; a M.S. in Environmental and Analytical Chemistry and a Ph.D. in Analytical Chemistry from the University of Washington.

Lisa Mayfield - Lisa Mayfield has over ten years of commercial healthcare sales, marketing and business development experience. Between December 1993 and August 2004, Ms. Mayfield has held senior management positions in the pharmaceutical and medical device and diagnostics sectors of Johnson & Johnson as well as at J&J Corporate. During her time at J&J and prior to joining IsoRay in December 2005, Ms. Mayfield was responsible for implementing positive business results in over 11 different therapeutic markets. After leaving J&J and prior to joining IsoRay, Ms. Mayfield worked as a consultant to various healthcare companies in the radioisotope and oncology markets. As a result of her exposures, Ms. Mayfield has built a wealth of knowledge about the healthcare marketplace as a whole and complements this knowledge with a comprehensive understanding of internal operations. Ms. Mayfield has been responsible for best practices for product development, branding, forecasting, regulatory compliance, reimbursement and strategic planning. During her time at IsoRay, Ms. Mayfield has been able to successfully implement new policies and procedures that facilitate growth as well as provide top level guidance over strategic business operations. Ms. Mayfield is acting Director of Operations at IsoRay. Ms. Mayfield holds a Bachelors of Science in Economics from the University of Washington.

Fredric Swindler - Mr. Swindler joined the Company in October 2006 and has over 30 years experience in manufacturing and regulatory compliance. Mr. Swindler served as VP, Quality Assurance and Regulatory Affairs for Medisystems Corporation, a manufacturer and distributor of medical devices, from 1994 until joining the Company. During his tenure at Medisystems Corporation, Mr. Swindler developed a quality system to accommodate vertically integrated manufacturing, developed regulatory strategies, policies and procedures, and submitted nine pre-market notifications (510(k)) to the FDA. Prior to this, Mr. Swindler held various positions with Marquest Medical Products from 1989 to 1994, Sherwood Medical Products from 1978 to 1989, Oak Park Pharmacaceuticals in 1978, and Mead Johnson & Company from 1969 to 1978. Mr. Swindler holds a Bachelor of Science degree in Biomedical Engineering from Rose Hulman Institute of Technology and a Masters of Business Administration from the University of Evansville.

Board Committees and Annual Meetings

During the year ended June 30, 2006, the Board held six regular meetings. The Board has an Audit Committee, a Compensation Committee and a Nominations and Corporate Governance Committee.

Audit Committee. The Audit Committee is responsible to the Board for the areas of audit and compliance, and oversees the Company’s financial reporting process, including monitoring the integrity of the financial statements and the independence and performance of the auditors and supervises the Company’s compliance with legal and regulatory requirements. The Committee operates under a charter approved by the Board. The Audit Committee Charter is attached as Appendix A to this Proxy Statement. The current members of the Audit Committee, Mr. LaVoy (Chairman), Mr. Kauffman and Mr. Babcock, are “independent” directors within the meaning of Securities and Exchange Commission (SEC) rules. The Board has determined that Mr. LaVoy and Mr. Kauffman are “audit committee financial experts” as defined under SEC rules.

Compensation Committee. The Compensation Committee is responsible for establishing and reviewing the compensation and employee benefit policies of the Company. The Committee approves compensation of executive officers, and recommends the granting of stock options. The Committee operates under a charter approved by the Board. The Company will provide a copy of the charter to shareholders upon request. The members of the Compensation Committee are Mr. Babcock (Chairman) and Mr. Smith, each of whom are “independent” directors within the meaning of SEC rules.

Nominations Committee. The Nominations and Corporate Governance Committee consists of four directors who are determined to be independent as defined by the SEC rules. All Directors except Mr. Girard, Mr. Swanberg and Mr. Boatwright currently serve on the Nominations and Corporate Governance Committee. The Committee provides assistance to the Board by identifying qualified individuals as prospective Board members. The Committee recommends to the Board of Directors the director nominees for election at the annual meeting of shareholders. The Committee oversees the annual review and evaluation of the performance of the Board and its committees, and develops and recommends corporate governance guidelines to the Board of Directors. In addition, the Committee examines, evaluates, and monitors the independence of directors for general Board positions as well as for specific committee duties; and evaluates specific qualifications for members serving as audit committee financial experts. The Committee’s charter as approved by the Board is attached as Appendix B.

The Board and its committees may retain outside advisors as they determine necessary to fulfill their responsibilities. All committees report their activities to the full Board.

Each Board member attended at least 75% of the aggregate meetings of the Board and of the Committees on which he or she served that were held during the period for which he or she was a Board or Committee member.

The following table summarizes the membership of the Board and each of its committees, as well as the number of times each committee met during the fiscal year ended June 30, 2006. As the Compensation Committee was established on August 8, 2006 and the Nominations and Corporate Governance Committee was established on December 12, 2006, no meetings of either committee were held during our last fiscal year.

	Board	Audit	Compensation	Nominations
Dwight Babcock	Member	Member	Chair	Member
Stephen R. Boatwright	Member
Roger E. Girard	Chair
Robert Kauffman	Member	Member		Member
Thomas LaVoy	Member	Chair		Member
Albert Smith	Member		Member	Chair
David J. Swanberg	Member
Number of Meetings Held in Fiscal 2006	6	4	0	0

Report of the Audit Committee of the Board of Directors

The Audit Committee consists of three outside directors, each of whom is determined to be financially literate and meets the independence standards for members of public company audit committees set forth in SEC rules adopted under the Sarbanes-Oxley Act of 2002. The Committee operates under a written charter adopted by the Board. Committee members include independent directors Thomas LaVoy, (Chair), Robert Kauffman and Dwight Babcock. Both Mr. LaVoy and Mr. Kauffman have each been determined to be qualified as an Audit Committee financial expert as defined in Item 401 of Regulation S-B.

The Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to corporate accounting and reporting practices of the Company toward assurance of the quality and integrity of its consolidated financial statements. The purpose of the Committee is to serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; oversee, review and appraise the audit activities of the Company’s independent auditors and internal auditing function, maintain complete, objective and open communication between the Board, the independent accountants, financial management, and the internal audit function. The Audit Committee met four times during the 2006 fiscal year.

The Company’s independent auditor reports directly to the Committee. The Audit Committee is solely responsible to appoint or replace the Company’s independent auditor, and to assure the independence and to provide oversight and supervision thereof. The Committee determines compensation of the independent auditor and has established a policy for approval of non-audit related engagements awarded to the independent auditor. Such engagements must not impair the independence of the auditor with respect to the Company, as prescribed by the Sarbanes-Oxley Act of 2002; thus payment amounts are limited and non-audit related engagements must be approved in advance by the Committee. The Committee determines the extent of funding that the Company must provide to the Committee to carry out its duties, and has determined that such amounts were sufficient in 2006.

With respect to the fiscal year ended June 30, 2006, in addition to its other work, the Committee:

•	Reviewed and discussed with management the audited consolidated financial statements of the Company as of June 30, 2006 and the year then ended;

•
Discussed with DeCoria, Maichel & Teague, P.S. the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent auditor during its examination of the Company’s financial statements; and

•
Received from DeCoria, Maichel & Teague, P.S. written affirmation of its independence. In addition, discussed with the auditors the firm’s independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Committee recommended, based on the review and discussion summarized above, that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2006 for filing with the SEC.

AUDIT COMMITTEE
Thomas LaVoy, Chair
Robert Kauffman
Dwight Babcock

Nomination Process

The Nominations and Corporate Governance Committee (the “Governance Committee”) is the nominating committee of the Board. The Governance Committee is governed by the Company’s Articles of Incorporation and Bylaws with respect to the nominations. The Governance Committee is responsible for selecting nominees for election to the Board. The Governance Committee will consider nominations from shareholders, provided that such nominations are received by the Company’s Secretary in accordance with the Articles of Incorporation, the Bylaws, and the date set in the prior year’s Proxy Statement for the Annual Meeting of Shareholders.

The Governance Committee will perform the following duties with respect to director nominations: (a) consider the criteria for identifying and selecting individuals who may be nominated for election to the Board; (b) determine the slate of nominees for election to the Board; (c) as the need arises, fill vacancies and actively seek individuals qualified to become Board members; and (d) consider shareholder nominations for the Board when properly submitted in accordance with the Company’s Articles of Incorporation and Bylaws.

The Governance Committee will consider candidates for the Board who are recommended by its members, other Board members, shareholders and management, as well as those identified by a third party search firm the Company may retain to assist in identifying and evaluating possible candidates. The Committee evaluates candidates recommended by shareholders in the same manner that it evaluates other candidates. The Committee’s evaluations will be based upon several criteria, including their broad-based business and professional skills and experiences; commitment to representing the long-term interests of shareholders; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics; personal integrity and judgment; and practical wisdom and sound judgement. Candidates should have reputations, both personal and professional, consistent with the Company’s image and reputation.

At a minimum, the majority of directors on the Board should be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the medical isotope industry. Accordingly, the Governance Committee seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

The Governance Committee will utilize the following process for identifying and evaluating nominees to the Board. In the case of incumbent directors whose terms of office are set to expire, the Governance Committee will review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation and quality of performance. In the case of new director candidates, the members of the Governance Committee will be polled for suggestions as to potential candidates that may meet the criteria above, discuss candidates suggested by Company shareholders and may also engage, if the Board deems appropriate, a professional search firm. To date, the Board and the Governance Committee have not engaged professional search firms to identify or evaluate potential nominees but may do so in the future, if necessary. The Governance Committee will then meet to discuss and consider these candidates’ qualifications and then choose a candidate by majority vote.

Directors’ Compensation

Since July 28, 2005, we have paid our directors who are not employees of the Company a director’s fee of $1,000 per Annual Meeting attended, plus expenses. We also granted each non-employee director immediately exercisable options to purchase 100,000 shares of our common stock during the fiscal year ended June 30, 2006. Robert Kauffman, Thomas LaVoy and Stephen Boatwright each received 100,000 options at an exercise price of $2.00 per share. Dwight Babcock and Al Smith each received 100,000 options, 50,000 of which are exercisable at $6.30 per share and 50,000 of which are exercisable at $3.80 per share.

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our officers, directors and employees and a separate Code of Ethics for Chief Executive Officer and Senior Financial Officers that supplements our Code of Conduct and Ethics. The Code of Conduct and Ethics was previously filed as Exhibit 14.1 to our Form 10-KSB for the period ended June 30, 2006, and the Code of Ethics for Chief Executive Officer and Senior Financial Officers was previously filed as Exhibit 14.2 to this same report. The Code of Ethics for Chief Executive Officer and Senior Financial Officers is also available to the public on our website at http://www.isoray.com/ethicsForCeo.htm. Each of these policies comprises written standards that are reasonably designed to deter wrongdoing and to promote the behavior described in Item 406 of Regulation S-B promulgated by the Securities and Exchange Commission. Each of these policies was adopted during our fiscal year ended June 30, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of the Company’s common stock and preferred stock as of January 5, 2007 for (a) each person known by the Company to be a beneficial owner of five percent or more of the outstanding common or preferred stock of the Company, (b) each executive officer, director and nominee for director of the Company, and (c) directors and executive officers of the Company as a group. As of January 5, 2007, the Company had 16,296,045 shares of common stock and 77,080 shares of preferred stock outstanding.

Name and Address of Beneficial Owner (1)	Amount of Common Shares Owned	Derivative Securities Exercisable or Convertible Within 60 Days of January 5, 2007	Total Common Shares Beneficially Owned	Percent of Common Shares Owned(2)

Roger Girard, Chief Executive Officer, President and Chairman	368,534	513,840	882,374	5.25%
Jonathan Hunt, Chief Financial Officer	--	--	--	--%
Michael Dunlop, Former Chief Financial Officer	164,050	95,000	259,050	1.58%
David Swanberg, Executive Vice President and Director(3)	324,327	162,167	486,494	2.96%
Robert Kauffman, Director	43,802	150,000	193,802	1.18%
Thomas LaVoy, Director	8,423	150,000	158,423	0.96%
Stephen Boatwright, Director(4)	--	210,000	210,000	1.27%
Dwight Babcock, Director(5)	61,002	162,500	223,502	1.36%
Albert Smith, Director	108,947	162,500	271,447	1.65%
Thomas K. Scallen, Former Chief Executive Officer(6)	50,000	--	50,000	0.31%
MicroCapital Fund LP and MicroCapital Fund Ltd(7)	1,200,000	1,000,000	2,200,000	12.72%
All Officers and Directors as a group (8 persons)	915,035	1,511,007	2,426,042	13.62%

(1)	Except as otherwise noted, the address for each of these individuals is c/o IsoRay, Inc., 350 Hills St., Suite 106, Richland, Washington 99354.
(2)
Percentage ownership is based on 16,296,045 shares of Common Stock outstanding on January 5, 2007. Shares of Common Stock subject to stock options, warrants or convertible debentures which are currently exercisable/convertible or will become exercisable/convertible within 60 days after January 5, 2007 are deemed outstanding for computing the percentage ownership of the person or group holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or group.

(3)	Mr. Swanberg’s options include 6,667 owned by his spouse.
(4)	Mr. Boatwright’s options include 60,000 options held by an entity controlled by Mr. Boatwright.
(5)	Mr. Babcock’s common shares include 2,695 shares owned by his spouse.
(6)	Mr. Scallen’s address is 4701 IDS Center, Minneapolis, MN 55302.
(7)	MicroCapital Fund LP and MicroCapital Fund Ltd’s address is 1285 Avenue of the Americas, New York, NY 10019.

Preferred Stock Share Ownership as of January 5, 2007

Name and Address of Beneficial Owner	Amount of Preferred Shares Owned	Options or Warrants Exercisable Within 60 Days of January 5, 2007	Total Preferred Shares Beneficially Owned	Percent of Preferred Shares Owned(1)

Aissata Sidibe(2)	20,000	--	20,000	25.95%
Daniel MacKay(3)	18,015	--	18,015	23.37%
William and Karen Thompson Trust(4)	14,218	--	14,218	18.45%
Jamie Granger(5)	10,529	--	10,529	13.66%
Hostetler Living Trust(6)	9,479	--	9,479	12.30%

(1)
Percentage ownership is based on 77,080 shares of Preferred Stock outstanding on January 5, 2007. Shares of Preferred Stock subject to stock options or warrants which are currently exercisable or will become exercisable within 60 days after January 5, 2007 are deemed outstanding for computing the percentage ownership of the person or group holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or group.

(2)	The address of Ms. Sidibe is 229 Lasiandra Ct, Richland, WA 99352.
(3)	The address of Mr. MacKay is 4041 NW Sierra Drive, Camas, WA 98607.
(4)	The address of the William and Karen Thompson Trust is 285 Dondero Way, San Jose, CA 95119.
(5)	The address of Jamie Granger is 53709 South Nine Canyon Road, Kennewick, WA 99337.
(6)	The address of the Hostetler Living Trust is 9257 NE 175th Street, Bothell, WA 98011.

No officers or directors beneficially own shares of Preferred Stock.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission (the “Commission”) initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a). The information in this section is based solely upon a review of Forms 3, Forms 4, and Forms 5 received by us.

We believe that IsoRay’s executive officers, directors and 10% shareholders timely complied with their filing requirements during the year ended June 30, 2006 except as follows: Roger Girard (one Form 3), Robert Kauffman (one Form 3 and one Form 4), John Hrobsky (one Form 3), Karen Thompson (one Form 3), Stephen Boatwright (one Form 4), Thomas LaVoy (one Form 4), Michael Dunlop (one Form 4), David Swanberg (one Form 4), Dwight Babcock (one Form 3 and one Form 4), and Albert Smith (one Form 3 and one Form 4). We believe all of these forms had been filed as of the date of our annual report.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during our past three fiscal years awarded to, earned by or paid to each of the following executive officers (the “Executive Officers”). None of the Company’s executive officers, other than those listed below, received compensation in fiscal year 2006 in excess of $100,000.

Annual Compensation	Long-Term Compensation Awards
Name and Principal Position	Fiscal Year(1)	Salary	Bonus	Restricted Stock Awards		Securities Underlying Options	All Other Compensation

Roger Girard, Chief Executive Officer(5)	2006	$199,231	--	--		--	--
	2005	$113,958	--	--		--	--
	2004	$71,031	--	$9,900		513,840	--

Thomas Scallen, Former Chief Executive Officer(2)	2006	--	--	--		--	--
	2005	--	--	--		--	$50,000	(3)
	2004	--	--	$7,871	(4)	--	--

David Swanberg, Executive Vice President - Operations	2006	$120,000	$25,000	--		150,000	--
	2005	$54,746	--	--		--	--
	2004	$32,515	--	--		--	--

Barry Griffiths, Former Western Area Director -	2006	$124,800	$55,000	--		--	--
Sales & Marketing	2005	$79,241	$52,500	--		252,708	--
	2004	$15,000	--	--		--	--

Curtis Ellis, Midwest Area Director - Sales & Marketing	2006	$168,115	$39,125	--		84,236	--
	2005	--	--	--		--	--
	2004	--	--	--		--	--

(1)
Fiscal year 2006 consisted of the period from July 1, 2005 to June 30, 2006; fiscal year 2005 consisted of the period from October 1, 2004 through June 30, 2005; and, fiscal year 2004 consisted of the year ended September 30, 2004.

(2)	Mr. Scallen served as our Chief Executive Officer during the listed fiscal years and until his resignation effective July 28, 2005.
(3)	Represents a $50,000 cash payment in June 2005 to Mr. Scallen in settlement of all accrued but unpaid compensation.
(4)
Represents the issuance of 787,100 shares of restricted common stock as compensation associated with the conversion of the outstanding notes payable and accrued interest payable. This transaction was valued at approximately $7,781, which was equal to the “fair value” of the Company’s common stock on the conversion date. The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration for this issuance.

(5)
Mr. Girard did not begin serving as our CEO until July 28, 2005, but he has served as CEO of our subsidiary and its predecessor company since August 2003. The compensation listed was paid to Mr. Girard by IsoRay or its predecessor company.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information concerning grants of stock options to the Executive Officers during the fiscal year ended June 30, 2006.

Name	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
David Swanberg	150,000	23.45%	$1.00	8/18/2015
Curtis Ellis	84,236	13.17%	$4.15	8/01/2015

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth the number of shares covered by unexercised stock options held by the Executive Officers as of June 30, 2006, and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option or warrant and the market price of the shares subject to such option or warrant as of June 30, 2006.

	Number of Shares Acquired on Exercise		Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Roger Girard	0	$0	513,840	0		$1,186,970	$	N/A
David Swanberg	0	$0	150,000	0		$375,000	$	N/A
Barry Griffiths	0	$0	84,236	168,472		$194,585		$389,170
Curtis Ellis	0	$0	0	84,236	$	N/A	$	N/A

Employment Agreements

The Company entered into an employment agreement with Roger Girard, its Chief Executive Officer, effective October 6, 2005 (the “Girard Agreement”). The term of the Girard Agreement is through October 6, 2009, and will automatically extend for an additional one year term on each anniversary date unless the term is modified or terminated in accordance with the terms of the Girard Agreement at least ninety days prior to a given anniversary date. The Girard Agreement provides for a base salary of $300,000 which was effective July 1, 2006. Mr. Girard is also entitled to participate in any benefit plans provided to key executives of the Company, and to a bonus at the discretion of the Board of Directors.

The Company has not entered into employment agreements with any other officers as of the date of this filing.

EQUITY COMPENSATION PLAN INFORMATION

On May 27, 2005, the Company adopted the 2005 Stock Option Plan (the “Option Plan”) and the 2005 Employee Stock Option Plan (the “Employee Plan”), pursuant to which it may grant equity awards to eligible persons. On August 15, 2006, the Company adopted the 2006 Director Stock Option Plan (the “Director Plan”) pursuant to which it may grant equity awards to eligible persons. The Option Plan allows the Board of Directors to grant options to purchase up to 1,800,000 shares of common stock to directors, officers, key employees and service providers of the Company, and the Employee Plan allows the Board of Directors to grant options to purchase up to 2,000,000 shares of common stock to officers and key employees of the Company. The Director Plan allows the Board of Directors to grant options to purchase up to 1,000,000 shares of common stock to directors of the Company. Options granted under all of the Plans have a ten year maximum term, an exercise price equal to at least the fair market value of the Company’s common stock (based on the trading price on the OTC Bulletin Board) on the date of the grant, and with varying vesting periods as determined by the Board.

As of June 30, 2006, the following options had been granted under the option plans.

Plan Category	Number of securities to be issued on exercise of outstanding options, warrants and rights #	Weighted-average exercise price of outstanding options, warrants, and rights $	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	N/A	N/A	N/A
Equity compensation plans not approved by shareholders	3,257,592	$2.11	333,982
Total	3,257,592	$2.11	333,982

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Through June 30, 2005, the Company’s former Chief Executive Officer, Thomas K. Scallen, advanced the Company an aggregate of approximately $44,500 to support operations, settle outstanding trade accounts payable and provide working capital. The advance was repayable upon demand and was non-interest bearing and was unsecured. Effective June 30, 2005, with the anticipation of the consummation of the reverse acquisition transaction with IsoRay Medical, Inc., as previously discussed, these advances were forgiven and reclassified as additional paid-in capital in the accompanying financial statements as of that date.

Mr. Stephen Boatwright, a Company director, has been actively involved in providing various legal services to the Company, IsoRay Medical, Inc. and IsoRay Medical, Inc.’s predecessors through the law firms of Gammage and Burnham and Keller Rohrback, PLC. From September 2004 until January 2005, Gammage and Burnham received approximately $141,000 as payment for legal services performed for IsoRay Medical, Inc. and its predecessors. From February 2005 though June 30, 2005, IsoRay Medical, Inc. paid Keller Rohrback, PLC approximately $144,000 for legal services. During the fiscal year ended June 30, 2006, the Company paid Keller Rohrback, PLC approximately $390,000 for legal services. In addition, the Company had accrued at June 30, 2006 approximately $77,000 in legal fees to be paid. In exchange for consulting services including providing advice to IsoRay Medical, Inc. as to the structure of organization and compensation arrangements with employees and also in connection with developing various policies and procedures, Quatsch Ventures, LLC, an entity controlled by Mr. Boatwright, received options to purchase 84,236 shares of our common stock in 2004.

IsoRay Medical, Inc.’s patent rights to its Cesium-131 process were acquired from Lane Bray, a shareholder of the Company, and are subject to a 1% royalty on gross profits and certain contractual restrictions. Pursuant to the royalty agreement, the Company must also pay a royalty of 2% of Gross Sales, as defined, for any sub-assignments of the aforesaid patented process to any third parties. The royalty agreement will remain in force until the expiration of the patents on the assigned technology, unless earlier terminated in accordance with the terms of the underlying agreement. To date, there have been no product sales incorporating the technology and there is no royalty due pursuant to the terms of the agreement.

On January 16, 2005, in addition to certain other shareholders, the following officers and directors (including certain now-former officers) of the Company were awarded shares of common stock for guaranteeing a loan with the Benton Franklin Economic Development District (“BFEDD”) in the amount of $230,000, which was funded in December 2004, and a line of credit with Columbia River Bank in the amount of $395,000: Michael Dunlop guaranteed $15,000 of the BFEDD loan and $30,000 of the Columbia River Bank line of credit, for which he received 12,888 post-merger shares; Roger Girard guaranteed $20,000 of the BFEDD loan, for which he received 5,728 post-merger shares; John Hrobsky guaranteed $15,000 of the Columbia River Bank line of credit, for which he received 4,296 post merger shares; and David Swanberg guaranteed $30,000 of the Columbia River Bank line of credit, for which he received 8,592 post-merger shares. During fiscal year 2006, certain original guarantors, including John Hrobsky, declined to continue guaranteeing the loans and forfeited the shares which had been granted to them. Due to this the following officers agreed to increase the amount of their guarantees as follows: Michael Dunlop guaranteed an additional $5,000 of the Columbia River Bank line of credit, for which he received an additional 1,432 common shares; and Roger Girard guaranteed an additional $105,000 of the Columbia River Bank line of credit, for which he received an additional 30,072 common shares.

On May 27, 2005, the Company, Century Park Transitory Subsidiary, Inc., a Delaware corporation, Thomas Scallen and Anthony Silverman (shareholders of the Company), and IsoRay Medical, Inc., a Delaware corporation, entered into a Merger Agreement. Pursuant to the Merger Agreement, Century Park Transitory Subsidiary, Inc. was merged with and into IsoRay Medical, Inc. and IsoRay Medical, Inc. became a wholly-owned subsidiary of the Company. The Merger Agreement was subject to the satisfaction of certain conditions, including the granting of certain “piggy-back” and demand registration rights to the purchasers of certain convertible debentures of IsoRay Medical, Inc., Anthony Silverman and certain other affiliates of the Company; the agreements of the officers and directors of IsoRay Medical, Inc. to lock-up the shares of common stock of the Company they received in the merger for a period of one year from the closing of the merger; the agreements of Thomas Scallen and Anthony Silverman to escrow certain shares of common stock of the Company; and the receipt by IsoRay Medical, Inc. from Anthony Silverman or his associates of one million dollars as the purchase price of certain securities of IsoRay Medical, Inc. before the closing. These conditions were satisfied prior to the closing of the merger, which occurred on July 28, 2005.

The Board voted on July 28, 2005 to compensate each of the independent Directors $1,000 per Annual Meeting for their attendance at the Board Annual Meetings. On July 28, 2005, the Company’s Board of Directors granted 100,000 options to purchase common stock to each of its three independent Directors: Thomas Lavoy, Stephen Boatwright, and Robert Kauffman. On March 31, 2006 and June 30, 2006, the Company’s Board of Directors granted a total of 100,000 options to purchase common stock to its new independent Directors: Albert Smith and Dwight Babcock. Directors who are also serving as management of the Company were not granted stock options for Director service, and will not be paid for attendance at Board Annual Meetings.

During 2005, IsoRay Medical, Inc. paid or accrued $5,600 for accounting services performed by a company owned by a member of the Board of Directors of IsoRay Medical, Inc.

Effective July 12, 1999, Lane Bray, a Member of IsoRay, LLC (and also a shareholder of IsoRay, Inc.), assigned his right, title and interest in an invention (including the U.S. patent application therefore and any associated patent rights) to IsoRay, LLC in exchange for a royalty equal to 1% of the Gross Profit, as defined, from the sale of “seeds” incorporating the technology. IsoRay, LLC also agreed to pay all remaining costs associated with obtaining the patent. In January 2000, IsoRay, LLC applied for the patent, which was subsequently granted effective May 23, 2000. The patent and associated royalty obligation were transferred to IsoRay, Inc. (WA domiciled) effective May 1, 2002 in connection with a tax-free reorganization whereby IsoRay LLC ceased operations, and assigned all assets and liabilities to IsoRay, Inc. (WA domiciled).

IsoRay Inc. assigned this patent to IsoRay Products LLC, who assigned the patent to IsoRay Medical, Inc. who, pursuant to the royalty agreement must also pay a royalty of 2% of Gross Sales, as defined, for any sub-assignments of the aforesaid patented process to any third parties. The royalty agreement will remain in force until the expiration of the patents on the assigned technology, unless earlier terminated in accordance with the terms of the underlying agreement. To date, there have been no product sales incorporating the technology and there is no royalty due pursuant to the terms of the agreement.

Patent and Know-How Royalty License Agreement

Effective August 1, 1998, Pacific Management Associates Corporation (PMAC) transferred its entire right, title and interest in an exclusive license agreement with Donald Lawrence to IsoRay, LLC (a predecessor company) in exchange for a membership interest. The terms of the license agreement require the payment of a royalty based on the Net Factory Sales Price, as defined in the agreement, of licensed product sales. Because the licensor’s patent application was ultimately abandoned, only a 1% “know-how” royalty based on Net Factory Sales Price, as defined, remains applicable. To date, there have been no product sales incorporating the licensed technology and there is no royalty due pursuant to the terms of the agreement. The Company believes that because this technology is not presently being used and believes it will not be used in the future that no royalties will be paid under this agreement.

PROPOSAL 2 - RATIFICATION OF RE-APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has re-appointed the firm of DeCoria, Maichel & Teague, P.S. to serve as our independent registered public accounting firm for the year ending June 30, 2007, and has directed that such re-appointment be submitted to our shareholders for ratification at the Annual Meeting. If our shareholders do not ratify the re-appointment of DeCoria, Maichel & Teague, P.S., the Audit Committee will reconsider the appointment.

Representatives of DeCoria, Maichel & Teague, P.S. are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from shareholders.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for the Company by DeCoria, Maichel & Teague, P.S. as of or for the fiscal years ended June 30, 2006 and 2005 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal years for the audit of the Company’s annual financial statements and review of financial statements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

	Fiscal Year 2006	Fiscal Year 2005
Audit Fees (1)	$72,292	$4,663
Audit-Related Fees	1,150	—
Tax Fees	2,750	—
All Other Fees	—	—

Total	$76,192	$4,663

(1)	Fees for the year ended June 30, 2006 were as follows: $49,125 paid to DeCoria, Maichel & Teague, P.S. and $23,167 paid to S. W. Hatfield, CPA.

Audit Fees for the fiscal years ended June 30, 2006 and 2005 were for professional services rendered for the audits of the annual consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-KSB and quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB. Audit Fees for the fiscal year ended June 30, 2006 also included services related to one registration statement on Form SB-2 and one registration statement on Form S-8.

There were no Audit-Related Fees paid for the fiscal year ended June 30, 2005. During the fiscal year ended June 30, 2006, Audit-Related Fees were paid for review of private placement memoranda.

There were no Tax Fees paid to for the fiscal years ended June 30, 2005. During the fiscal year ended June 30, 2006, Tax Fees were paid for the completion and filing of tax returns.

There were no fees that fall into the classification of All Other Fees as of the fiscal years ended June 30, 2006 and 2005.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

As specified in the Audit Committee charter, the Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the receipt of such services. Thus, the Audit Committee approved 100% of the services set forth in the above table prior to the receipt of such services and no services were provided under the permitted de minimus threshold provisions.

The Audit Committee of the board of directors has determined that the provision of these services is compatible with the maintenance of the independence of DeCoria, Maichel & Teague, P.S.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

The Company’s Board of Directors engaged DeCoria, Maichel & Teague, P.S., the independent auditor for the Company’s wholly-owned subsidiary, to be its new independent auditor effective November 15, 2005, which was also the effective date of S.W. Hatfield, CPA’s dismissal as the Company’s certifying accountant by the Board.

Except for an expression of doubt about our ability to continue as a going concern, S.W. Hatfield’s audit reports on the Company’s financial statements as of June 30, 2005 and September 30, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended June 30, 2005 and September 30, 2004, and through November 15, 2005 there were no disagreements with S.W. Hatfield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of S.W. Hatfield would have caused it to make a reference to the subject matter of the disagreements in connection with its report; and there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended.

During the Company’s two most recent fiscal years and through November 15, 2005, the Company did not consult DeCoria, Maichel & Teague with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events listed in Item 304(a)(2) of Regulation S-B. However, IsoRay Medical, the Company’s wholly-owned subsidiary, has consulted with DeCoria, Maichel & Teague, its independent auditor, during these time periods solely in connection with IsoRay Medical’s financial statements.

The Board of Directors unanimously recommends that the shareholders vote “FOR” Proposal No. 2 to ratify the re-appointment of DeCoria, Maichel & Teague, P.S. as the independent registered public accounting firm of the Company.

OTHER INFORMATION

Shareholder Communications with the Board

To contact members of the Board, individually or collectively, on any subject, please address that communication to:

David J. Swanberg, Corporate Secretary
IsoRay, Inc.
350 Hills St., Suite 106
Richland, WA 99354

The Corporate Secretary will acknowledge the receipt of the communication; inform the shareholder concerning the distribution of that communication; and when any action (if requested) would be reviewed by the Board and/or the relevant functional committee. The Corporate Secretary will notify the shareholder of any action taken by the Board in reference to the shareholder’s request.

Board Attendance at Annual Meeting

While the Company does not have a formal policy regarding attendance by members of the Board at the Company’s Annual Meetings of Shareholders, it has encouraged its directors to attend this Annual Meeting and expects to continue this informal policy. Shareholders are encouraged to interact with the directors at that time. The Company did not hold an annual meeting in fiscal 2005, and thus none of the current directors attended the fiscal 2005 annual meeting of the Company’s shareholders.

Expenses of Solicitation

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common and Preferred Stock as of the Record Date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by telephone, the Internet or by completing and returning the enclosed proxy card will help to avoid additional expense. Proxies and ballots will be received and tabulated by Computershare Trust Company, the Company’s transfer agent and the inspector of elections for the Annual Meeting.

Shareholder Proposals and Director Nominations

In order to be eligible for inclusion in the Company's proxy materials for the 2008 Annual Meeting of Shareholders, any shareholder proposal to take action at such annual meeting must be received at the Company's executive offices at 350 Hills St., Richland, Washington 99354 no later than November 20, 2007. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

The notice with respect to business proposals to be brought before the annual meeting must state the shareholder's name, address and the number of shares of common stock held, and briefly discuss the business to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any interest of the shareholder in the proposal.

Shareholders wishing to submit recommendations for director candidates must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:

•
The name, address, and biography of the candidate, including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving such notice;

•	The name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•
With respect to common stock beneficially owned by the shareholder or group of shareholders making the recommendation, and to the extent any shareholder is not a registered holder, proof of the number of shares held.

To be considered by the Board for the 2008 Annual Meeting of Shareholders, a director candidate nomination must be received by the Secretary by November 20, 2007.

Shareholder proposals submitted for consideration at the 2008 annual meeting but not submitted for inclusion in the Company’s fiscal 2007 proxy statement, including shareholder nominations for candidates for election as directors, generally must be received by the Company at its executive offices on or prior to November 20, 2007 in order to be considered timely under SEC rules and the Company’s Bylaws. However, if the date of the 2008 annual meeting is a date that is not within 30 days before or after the anniversary date of the 2007 Annual Meeting, notice by the shareholder of a proposal must be received no later than the close of business on the 10th calendar day after the first public announcement of the date of such annual meeting. A public announcement includes disclosure in (1) a document filed by the Company with the SEC, (2) a mailed notice of the 2008 annual meeting, and (3) a press release reported by a national news service. Under applicable rules of the SEC, the Company’s management may vote proxies in their discretion regarding these proposals if (1) the Company does not receive notice of the proposal on or prior to November 20, 2007, or (2) the Company receives written notice of the proposal on or prior to November 20, 2007, describes the proposal in the Company’s proxy statement relating to the 2008 annual meeting and states how the management proxies intend to vote with respect to such proposal.

HOUSEHOLDING

Unless contrary instructions are received, we may send a single copy of the Annual Report, Proxy Statement and Notice of Annual Meeting to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card. This process is known as “householding” and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by us.

If you would like to receive a separate set of our annual disclosure documents this year or in future years, follow the instructions described below and we will deliver promptly a separate set. Similarly, if you share an address with another shareholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

1. If your shares are registered in your own name, please contact our transfer agent by writing to them at Computershare Trust Company, 350 Indiana Street, 8th Floor, Golden, Colorado 80401 (Attn: IsoRay, Inc. Representative) or calling (303) 262-0710.

2. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.
MISCELLANEOUS

The Company’s June 30, 2006 Annual Report on Form 10-KSB is being sent to shareholders of record as of January 5, 2007, together with this Proxy Statement.

The Company will furnish to shareholders without charge a copy of its Form 10-KSB for the fiscal year ended June 30, 2006, as filed with the Securities and Exchange Commission, upon receipt of a written request addressed to IsoRay, Inc., 350 Hills St., Suite 104, Richland, WA 99354. Reports, proxy statements and other information filed by the Company are also available on the internet at the SEC’s World Wide Web site at http://www.sec.gov.

The Board knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

/s/ David J. Swanberg
David J. Swanberg
Secretary

APPENDIX A
Audit Committee Charter

Purpose

The purpose of the Audit Committee (the “Committee”) shall be as follows:

1.  To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

2.  To provide assistance to the Board of Directors with respect to its oversight of the following:

•	The integrity of the Company’s financial statements.

•	The Company’s compliance with legal and regulatory requirements.

•	The independent auditor’s qualifications and independence.

•	The performance of the Company’s internal audit function, if any, and independent auditor.

3.  To prepare the report that SEC rules require be included in the Company’s annual proxy statement.

Composition

The Committee shall consist of two members of the Board of Directors, at least one of whom is determined by the Board of Directors to be “independent” pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 adopted pursuant to the Sarbanes-Oxley Act and shall satisfy any other regulatory requirements.

No independent member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on Board committees and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company whether by being an officer or owning more than 10 percent of the Company’s voting securities.

Qualifications

All members of the Committee shall be able to read and understand fundamental financial statements (including a company’s balance sheet, income statement, and cash flow statement) and at least one member must either have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities or be an “audit committee financial expert” as defined by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside organization.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors. A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate, but at least on a quarterly basis. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, if any, and the independent auditor to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall be given full access to the Company’s internal audit group, if any, Board of Directors, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company's financial statements or guaranteeing the independent auditor’s report. The fundamental responsibility for the Company's financial statements and disclosures rests with management and the independent auditor. It also is the job of the Chief Executive Officer and senior management, rather than that of the Committee, to assess and manage the Company's exposure to risk.

Documents/Reports Review

1.  Discuss with management and the independent auditor, prior to public dissemination, the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2.  Discuss with management and the independent auditor, prior to the Company's filing of any quarterly or annual report, (a) whether any significant deficiencies in the design or operation of internal control over financial reporting exist that could adversely affect the Company's ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company's internal control over financial reporting; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

3.  Discuss with management and the independent auditor the Company's earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4.  Discuss with management and the independent auditor the Company's major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5.  Appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with the accounting firm.

6.  Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including the resolution of any disagreements between management and the independent auditor regarding financial reporting.

7.  Pre-approve, or adopt procedures to pre-approve, all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

8.  To the extent it deems it appropriate, delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Committee provided that any member of the Committee who has exercised such delegation must report any such pre-approval decisions to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.

9.  Require that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.

10.  Inform each accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review, or attest services for the Company that such firm shall report directly to the Committee.

11.  Review, at least annually, the qualifications, performance, and independence of the independent auditor. In conducting its review and evaluation, the Committee should do the following:

•
At least annually obtain and review a report by the Company's independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

•
Ensure the receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

•	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

•	Take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor.

•	Ensure the rotation of the lead audit (or coordinating) partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

•
Confirm with the independent auditor that the lead (or coordinating) audit partner, the concurring (or reviewing) partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulation S-X.

•	Take into account the opinions of management and the Company’s internal auditor (or other personnel responsible for the internal audit function), if any.

Financial Reporting Process

12.  In consultation with the independent auditor, management, and the internal auditor, if any, review the integrity of the Company's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management's Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) all alternative treatments of financial statements within generally accepted accounting principals that have been discussed with the Company’s management, the ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor; (d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (e) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (f) issues with respect to the design and effectiveness of the Company's disclosure controls and procedures, management's evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (g) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company; (h) any significant matters arising from any audit, including audit problems and difficulties, whether raised by management, the internal auditor, if any, and the independent auditor, relating to the Company’s financial statements; and (i) any other material written communications between the independent auditor and the Company’s management.

13.  Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

14.  Review with the independent auditor any audit problems or difficulties encountered and management's response thereto. In this regard, the Committee will regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

15.  Obtain from the independent auditor assurance that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

16.  Discuss the scope of the annual audit and review the form of the opinion the independent auditor proposes to issue.

17.  Review and discuss with management and the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function, if any.

Legal Compliance/General

18.  Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

19.  Discuss with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee will discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

20.  Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies should provide that any accounting firm may not provide audit services to the Company if the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, or any person serving in an equivalent position for the Company was employed by the accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

21.  Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.  Unless assigned to a comparable committee or group of independent directors, review and approve all related party transactions as specified in Item 404 of Regulation S-K or SB.

23.  Review and reassess the adequacy of this Charter on an annual basis.

24. Conduct an annual performance evaluation of itself.

25. Perform any other activities consistent with this Charter, the Company’s By-laws and governing law as the Committee or the Board deems necessary or advisable.

26. Review and approve (i) any change or waiver in the Company’s code of business conduct and ethics for directors and executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

Reports

27.  Prepare all reports required to be included in the Company’s proxy statement pursuant to and in accordance with applicable rules and regulations of the SEC.

28.  Report regularly to the full Board of Directors. In this regard, the Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the internal audit function, if any.

29.  The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

30.  Maintain minutes or other records of meetings and activities of the Committee.

Limitation of Audit Committee's Role

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, including the internal audit staff, if any, as well as the independent auditor have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's internal policies and procedures.

APPENDIX B
Nominations and Corporate Governance Committee Charter

Purpose

The purpose of the Nominations and Corporate Governance Committee (the “Committee”) shall be as follows:

1.  To select, or recommend for the Board of Directors’ selection, the individuals to stand for election as directors at the annual meeting of stockholders or, if applicable, a special meeting of stockholders.

2.  To oversee the selection and composition of committees of the Board of Directors and, as applicable, oversee management continuity planning processes.

Board of Directors shall determine whether the Committee shall make determinations as a committee or shall make recommendations to the Board of Directors.

Composition

The Committee shall consist of two or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the rules of the SEC and any other applicable regulatory authorities.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors. Each member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority, without seeking Board approval, to retain outside counsel or other advisors for this purpose, including the sole authority to approve the fees payable to such counsel or advisors and any other terms of retention.

Board Selection, Composition, and Evaluation

1.  Establish criteria for the selection of new directors to serve on the Board of Directors.

2.  Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board of Directors.

3. The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure, while contributing to the Board's ability to work as a collective body. Accordingly, the process of the Committee for identifying nominees shall reflect the Company's practice of re-nominating incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, whom the Committee believes will continue to make important contributions to the Board and who consent to continue their service on the Board.

4.  Review and make recommendations to the full Board of Directors, or determine, whether members of the Board should stand for re-election. Consider matters relating to the retirement of Board members, including term limits or age caps.

5.  In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board, recommend to the Board of Directors the class of directors in which the director-nominee should serve.

6.  Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

7.  Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

8.  Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

9.  Oversee the evaluation, at least annually, and as circumstances otherwise dictate, of the Board of Directors and management.

Committee Selection and Composition

10.  Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and when appropriate, make recommendations regarding the removal of any member of any committee.

11.  Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

12.  Establish, monitor, and recommend the purpose, structure, and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board, and as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

13.  Periodically review the charter and composition of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Continuity / Succession Planning Process

14.  Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the Chief Executive Officer and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

Reports

15.  Report regularly to the Board of Directors following meetings of the Committee, (a) with respect to such matters as are relevant to the Committee’s discharge of its responsibilities, and (b) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

16.  Maintain minutes or other records of meetings and activities of the Committee.

Corporate Governance. To the extent deemed appropriate by the Board of Directors and the Committee, the Committee will do as follows:

17.  Consider the adequacy of the certificate of incorporation and by-laws of the Company and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the stockholders.

18.  Develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

19.  Consider policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas, and procedures for delivery of materials in advance of meetings.

Policy and Procedures Regarding Nominating Recommendations of Security Holders

20. The Committee shall formulate and recommend for adoption to the full Board a policy regarding consideration of nominees for election to the Board of Directors who are recommended by security holders of the Company.

21.  The policy shall state at a minimum that the Committee will consider candidates nominated by shareholders of the Company.

22.  The policy shall contain any other elements that the Committee deems appropriate. These elements may include requirements relating to share ownership of recommending security holders; qualifications of recommended candidates; and compliance with procedures for submission of recommendations.

24.  The Committee shall adopt procedures for the submission of shareholder nominating recommendations to the Committee, consistent with the policy adopted by the Board. These procedures shall at a minimum include requirements and specifications relating to-

•	the timing for submission of recommendations;

•	the manner of submission of recommendations;

•	information required to be provided concerning the recommending shareholder;

•	information required to be provided concerning the proposed nominee;

•	the consent of the proposed nominee to be contacted and interviewed by the Committee; and

•	the consent of the proposed nominee to serve if nominated and elected.

Procedures for Security Holder Communications with the Board

25.  It is the policy of the Company to facilitate security holder communications to the Board.

26.  The Committee shall formulate procedures for security holders to send communications to the Board. These procedures shall at a minimum include requirements and specifications relating to-

•	the manner in which communications may be sent to the directors;

•	any information required to be provided concerning the communicating security holder or other party;

•	the process for collecting and organizing communications;

•	the process for determining which communications will be relayed to the directors; and

•	the manner and timing of delivery of communications to the directors.

Policy on Director Attendance at Annual Meetings

27.  The Committee shall formulate and recommend to the Board for adoption a policy regarding attendance of directors at annual meetings of the Company's shareholders.

28.  The policy may provide for attendance of directors by appropriate means of electronic conferencing.

MR A SAMPLE
DESIGNATION (IF ANY)
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Dwight Babcock	☐	☐	02 - Stephen R. Boatwright	☐	☐	03 - Roger E. Girard	☐	☐
04 - Robert R. Kauffman	☐	☐	05 - Thomas C. LaVoy	☐	☐	06 - Albert Smith	☐	☐
07 - David J. Swanberg	☐	☐						

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT 1
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00NY3B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

IsoRay

Proxy — ISORAY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Roger E. Girard and David J. Swanberg, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock and Series B Preferred Stock of IsoRay, Inc. (the "Company") that the undersigned is entitled to vote at the 2007 Annual Meeting of Shareholders of the Company, to be held at Caleo Resort and Spa, 4925 N. Scottsdale Road, Scottsdale, Arizona, on Tuesday, February 20, 2007, at 1:00 p.m., local time, and at any and all adjournments thereof, as indicated on the reverse side.

This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted "FOR" each of the proposals listed on the reverse side of this proxy card. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by (1) giving written notice to David J. Swanberg, Corporate Secretary, 350 Hills Street, Suite 106, Richland, Washington 99354, (2) by executing and delivering a proxy card bearing a later date or (3) by voting in person at the Annual Meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE